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EMAIL ADDRESS                                               CLIENT/MATTER NUMBER
wevers@foleylaw.com                                                  059284/0112


                                February 9, 2001



Mr. Gary Starr, Chief Executive Officer
ZAPWORLD.COM
117 Morris Street
Sebastopol, California 95472

         Re:      Zapworld.com

Dear Mr. Starr:

           This law firm consents to the incorporation of its name and its opinion letter regarding the legality of the securities being cleared for registration with the Securities and Exchange Commission into the Form SB-2 Registration Statement filed on February 12, 2001.

                                            Sincerely,



                                            FOLEY & LARDNER


                                               /s/ William D. Evers
                                            ---------------------------
                                            By:   William D. Evers, Partner